UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2024

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Dumbarton Circle

Fremont, CA 94555

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CBAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2024, each of the executive officers of CymaBay Therapeutics, Inc. (“CymaBay”) entered into an amendment to such executive officer’s employment offer letter in the form substantially set forth on Exhibit 99(e)(18) of CymaBay’s Schedule 14D-9 filed on February 23, 2024 (the “Amendments”). As previously disclosed, the Amendments delete certain net payment language in the offer letters related to severance benefit payments and replace provisions with respect to the treatment of excise taxes imposed on certain compensation and benefits to provide for eligibility of a tax make-whole payment in respect of any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the form of offer letter amendment, which was filed as Exhibit 99(e)(18) to CymaBay’s Schedule 14D-9 filed on February 23, 2024.

Item 9.01	Financial Statements and Exhibits.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Paul Quinlan
Name:	Paul Quinlan
Title:	General Counsel

Dated: March 20, 2024